  As filed with the Securities and Exchange Commission on July 21, 1997
                                        Registration No. _______________

     ----------------------------------------------------------------


                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT

                             TCSI CORPORATION
           -----------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)

            NEVADA                             68-0140975
    ----------------------      -------------------------------------
   (State of Incorporation)    (I.R.S. Employer Identification Number)

 1080 Marina Village Parkway, Alameda, California      94501
     -------------------------------------            --------
    (Address of Principal Executive Office)          (Zip Code)

              TCSI CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                         (Full title of the plan)

                              --------------

                              Paul A. Farmer
                             TCSI Corporation
                       1080 Marina Village Parkway
                        Alameda, California  94501
                 (Name and address of agent for service)

                              (510) 749-8500
      (Telephone number, including area code, of agent for service)

                     Calculation of Registration Fee

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Title of           Amount to be    Proposed        Proposed      Amount of
Securities to be  Registered (1)    Maximum         Maximum   Registration Fee
Registered                       Offering Price    Aggregate
                                  Per Share (2)  Offering Price

Company Stock        500,000         $5.48        $2,740,000        $830.30

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

---------------

(1) The number of shares of Common Stock being registered is the maximum number of shares currently issuable under the TCSI
      Corporation Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of determining the registration fee and computed on the basis of Rule 457 (c).

                                 PART II

                       INFORMATION REQUIRED IN THE
                          REGISTRATION STATEMENT

ITEM 3.  Incorporation of documents by Reference

     The following documents listed below are hereby incorporated by refer ence in this registration statement:

(a) The Annual Report of TCSI Corporation (the "Registrant") on Form 10-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") for its fiscal year ended December 31, 1996;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the E xchange Act since December 31, 1996;

(c) The description of the Registrant's Common Stock contained in its r egistration statement on Form 8-A filed on July 1, 1991 under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed or to be filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4.  Description of Securities.

     Not Applicable.

ITEM 5.  Interests of Named Experts and Counsel.

     Not Applicable.

ITEM 6.  Indemnification of Directors and Officers.

     Section 78.751 of the Nevada Revised Statutes permits a corporation to indemnify and hold harmless any director or officer or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the Registrant's Articles of Incorporation and its Bylaws. The Registrant's Bylaws provide for broad indemnification of various persons, including its officers, directors, employees and corporate agents. In addition, the Registrant has approved and entered into indemnification agreements with each of its officers and directors which require that such persons be indemnified by the Registrant to the greatest extent permitted by the Nevada Law and the Registrant's Articles of Incorporation and Bylaws.

     The Registrant has purchased, and intends to maintain, insurance on behalf of the Registrant's officers and directors against any liability which may be asserted against, or expense which may be incurred by, such person in connection with the activities of the Registrant whether or not the Registrant would have the power to indemnify such person against such liability under the Registrant's Articles of Incorporation and Bylaws.

ITEM 7.  Exemption from Registration Claimed.

     Not Applicable.

ITEM 8.  Exhibits

Exhibit   Document
Number    Description

5.1 Opinion of Wilson, Sonsini, Goodrich and Rosati, P.C., with respect to the legality of the securities being registered, including consent to the use of such opinion in the Registration Statement.

10.1      TCSI Corporation Employee Stock Purchase Plan

23.1 Consent of Wilson, Sonsini, Goodrich and Rosati, P.C., (contained in their opinion filed as Exhibit 5).

23.2      Consent of Ernst & Young LLP, Independent Auditors

24.1      Power of Attorney (included at Page 5)

ITEM 9.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California on July 14, 1997.

                             TCSI Corporation
                               (Registrant)


                             By:  /s/ Ram A. Banin
                                  ----------------
                                  Ram A. Banin,
                                  President and Chief Executive Officer

                                  /s/ Paul A. Farmer
                                  ------------------
                                  Paul A. Farmer,
                                  Chief Financial Officer, Secretary
                                  and Treasurer
                                  (Principal Accounting Officer)


POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Ram
A. Banin and Paul A. Farmer, and each of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 for TCSI Corporation and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Signature                       Title         Date

/s/ Ram A. Banin                Director      July 14, 1997
----------------
Ram A. Banin


/s/ John C. Bolger              Director      July 14, 1997
------------------
John C. Bolger


/s/ William A. Hasler           Director      July 14, 1997
---------------------
William A. Hasler



/s/ David G. Messerschmitt      Director      July 14, 1997
--------------------------
David G. Messerschmitt, Ph.D.


/s/ Harvey E. Wagner            Director      July 14, 1997
--------------------
Harvey E. Wagner

                            INDEX TO EXHIBITS

                  Required by Item 601 of Regulation S-K

Exhibit No.  Description of Item                           Page No.

5.1          Opinion of Wilson, Sonsini, Goodrich and        18
             Rosati, P.C., with respect to the legality
             of the securities being registered,
             including consent to the use of such
             opinion in the Registration Statement.

10.1         TCSI Corporation Employee Stock Purchase Plan    8

23.1         Consent of Wilson, Sonsini, Goodrich and        18
             Rosati, P.C., (contained in their opinion
             filed as Exhibit 5).

23.2         Consent of Ernst & Young LLP,
             Independent Auditors                            19

24.1         Power of Attorney                                6


                               Exhibit 10.1

                             TCSI CORPORATION

                       EMPLOYEE STOCK PURCHASE PLAN


     The following constitutes the provisions of the TCSI Corporation Empl oyee Stock Purchase Plan (the "Plan") of TCSI Corporation (the "Company").

1.  Purpose.

     The purpose of the Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code, as amended from time to time.

2.  Definitions.

     (a)"Compensation," unless otherwise determined by the Board of Directors of the Company, means total cash compensation from employment reportable on Form W-2 including, without limitation, regular straight-time gross earnings, overtime pay, shift premium, incentive compensation, bonuses, and commissions, but expressly excluding relocation benefits, expense reimbursements, gains realized in connection with the exercise of stock options or participation in a stock option or purchase program and contributions by the Company to qualified deferred compensation plans.

     (b)"Employee" means any person, including an officer, who is customarily employed for at least 20 hours per week by the Company or its subsidiaries.

     (c)"Subsidiary" means any corporation described in Section 424 of the Code in which the Company owns, directly or indirectly, 50% or more of the voting shares.

     (d)"Offering Date" means the first business day of an Offering period of the Plan.

     (e)"Termination Date" means the last business day of an Offering period of the Plan.

3.  Eligibility.

     (a)General Rule. Any Employee, as defined in Section 2, who shall have completed at least 30 days of continuous employment by the Company or its Subsidiaries on the date his or her participation in the Plan is effective shall be eligible to participate in the Plan, subject to the limitations imposed by Section 423(b) of the Code.

     (b)Exceptions. Any provisions of the Plan to the contrary no twithstanding, no Employee shall be granted an option under the Plan if:

          (i)immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary of the Company; or

          (ii)such option would permit the Employee's rights to purchase shares under all employee stock purchase plans of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds $25,000 of fair market value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.  Offerings.

     The plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after February 1 and August 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with
Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.  Participation.

     An eligible Employee may become a participant in one or more Offerings under the Plan by completing and signing a subscription agreement authorizing payroll deductions on a form provided by the Company (the "Subscription Agreement") and by filing it with the Company's payroll office not less than three business days prior to the start of the Offering period with respect to which it is to be effective unless a different time for filing the Subscription Agreement has been set by the Company with respect to a given Offering. An Employee's authorization and participation in the Plan shall become effective on the first Offering Date following the timely filing of his or her Subscription Agreement and shall remain effective until revoked by the participant by the filing of a Payroll Deduction Authorization Change or Withdrawal form as described in Section 10(a) hereof or until changed by the filing of a Payroll Deduction Authorization Change or Withdrawal form providing for a change in the participant's payroll deduction rate; provided, however, the Company's Board of Directors may, in its discretion, limit the number of participation rate changes during any offering. An Employee who becomes eligible to participate in the Plan after the commencement of an Offering period may not become a participant in the Plan until the commencement of the next Offering.

6.  Payroll Deductions.

     (a)At the time a participant files his or her Subscription Agreement, he or she shall elect to have payroll deductions made on each payday during the next Offering period at a percentage rate equal to a positive whole number not exceeding 15%, or such other maximum rate as may be determined from time to time by the Company's Board of Directors (herein sometimes referred to as the "Board") subject to the provisions of Section 19 hereof, of the Compensation which would otherwise be payable to such participant on each such payday; provided, however, that the maximum amount withheld on behalf of a participant with respect to an Offering period shall not exceed the maximum amount that a participant might be required to pay upon the exercise of his or her option determined as of the first day of an Offering period.

     (b)Payroll deductions for a participant shall commence on the first payday following the date when a participant's payroll deduction authorization becomes effective and shall automatically continue from Offering period to Offering period until changed or terminated by the participant in accordance with the terms hereof.

     (c)All payroll deductions authorized by a participant shall be credited to the participant's individual account under the Plan. A participant may not make any additional payments into such account.

     (d)A participant may terminate his or her participation in the Plan at any time prior to the Termination of the Offering period as provided in
Section 10, but may not change the rate of his or her payroll deductions with respect to an Offering period during such Offering period.

7.  Grant of Option.

     (a)On each Offering Date with respect to which a participant's payroll authorization is effective, each participant in the Plan shall automatically be granted an option to purchase (at the option price as provided in Section 7(b) hereof) up to the number of whole shares of the Company's Common Stock arrived at by dividing (i) $12,500 by (ii) 100% of the fair market value of one share of the Company's Common Stock at the Offering Date, subject to the limitations set forth in Sections 3(b) and 12 hereof. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(c) hereof.

     (b)The option price per share of the shares to be sold during each Offering shall be the lesser of (i) 85% of the fair market value as defined in 7(c) hereof, of one share of the Common Stock of the Company at the Offering Date or (ii) 85% of the fair market value, as defined in 7 (c) hereof, of one share of the Common Stock of the Company at the Termination Date.

     (c)The fair market value of the Company's Common Stock shall be determined by the Company's Board of Directors, acting in its sole discretion, and based upon such factors as the Board determines relevant; provided, however, that if there is a public market for the Common Stock, the fair market value of a share of Common Stock on a given date shall be the mean of the closing bid and asked prices for the Common Stock on such date, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by The Nasdaq Stock Market), or, in the event the Common Stock is listed on a national securities exchange or on the Nasdaq National Market, the fair market value per share shall be the mean of the closing bid and asked price on such exchange or on The Nasdaq Stock Market as of the date of grant of the option, as reported in The Wall Street Journal.

8.  Exercise of Option.

     Unless a participant cancels his or her option and withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares shall be exercised automatically at the Termination Date of the Offering period, and the accumulated payroll deductions credited to a participant's account on the Termination Date will be applied to purchase whole shares of the Company's Common Stock (up to the maximum number subject to option as determined in Section 7(a) hereof) at the applicable option price. Any amount credited to a participant's account and not applied to the purchase of Common Stock by reason of the limitation on the number of shares subject to option shall be refunded promptly to such participant after the Termination Date, provided that any amount remaining in a participant's account and representing a fractional share shall be carried over and applied to the purchase of shares in the subsequent Offering period if the participant participates in the subsequent Offering. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by such participant.

9.  Delivery.

     As promptly as practicable after the end of each Offering period, the Company shall arrange for the issuance and delivery to, or credit to the account of, each participant, as appropriate, of the shares purchased upon exercise of his or her option. At the election of the Company, the issuance and delivery of the shares purchased upon exercise of a participant's option may be effected by transfer (electronic or otherwise in the discretion of the Company) of such shares to a securities account maintained in such participant's name.

10.  Withdrawal; Termination of Employment.

    (a)A participant may terminate his or her participation in an Offering under the Plan and withdraw all, but not less than all, the payroll deductions credited to his or her account under the Plan at any time prior to a Termination Date by giving written notice of withdrawal to the Company on a Payroll Deduction Authorization Change or Withdrawal form provided for such purpose. In such case, all of the participant's payroll deductions credited to his or her account shall be paid to him or her promptly after receipt of his or her notice of withdrawal, his or her option for the current period shall be automatically canceled, and no further payroll deductions for the purchase of shares shall be made except pursuant to a new Subscription Agreement filed in accordance with Section 5 hereof.

     A participant may terminate his or her participation in the Plan effective as of the first day of the next Offering period by giving written notice of withdrawal to the Company on a Payroll Deduction Authorization Change or Withdrawal form provided for such purpose. In such case, the participant's payroll deductions will continue through the end of the Offering period in which the notice of withdrawal is given, all amounts deducted from the participant's Compensation during such Offering period will be applied to the purchase of Common Stock pursuant to the Plan, and following the completion of such Offering period no further payroll deductions for the purchase of shares shall be made except pursuant to a new Subscription Agreement filed in accordance with Section 5 hereof.

     (b)Upon Termination of a participant's employment for any reason, including retirement or death, as soon as practicable after such Termination the payroll deductions credited to his or her account shall be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option shall be automatically canceled.

     (c)In the event an Employee fails to remain in the continuous employ of the Company or its Subsidiaries for at least 20 hours per week during the Offering period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to him or her and his or her option will be canceled.

     (d)A participant's withdrawal from an Offering shall not have any effect upon his or her eligibility to participate in a subsequent Offering or in any similar plan which may hereafter be adopted by the Company except as noted in Section 5.

11.  Interest.

     No interest shall accrue on the payroll deductions of a participant in the Plan.

12.  Stock.

     (a)Subject to Section 18, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 500,000 shares plus an annual increase to be added on each anniversary date of the adoption of the Plan equal to the lesser of (i) 100,000 shares, (ii) one percent of the outstanding shares on such date or
(iii) a lesser amount determined by the Board. The shares to be sold to participants in the Plan will be authorized but unissued shares. Upon the cancellation of any option granted under the Plan, the shares subject thereto shall return to the Plan and become available for options thereafter granted under the Plan. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof at the Offering Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the options to each participant affected thereby and shall reduce the rate of payroll deductions, if necessary.

     (b)A participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

     (c)Shares to be delivered to a participant under the Plan shall, as specified in the participant's Subscription Agreement, be registered in the name of the participant or in the name of the participant and his or her spouse.

13.  Administration.

     The plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the plan, to determine eligibility and to adjudicate all disputed claims filed under the plan. Every finding, decision and determination made by the Board or its committee shall, to the fullest extent permitted by law, be final and binding upon all parties.

14.  Designation of Beneficiary.

     (a)A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the Termination Date of an Offering period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Termination Date of an Offering period.

     (b)Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a valid designation of a beneficiary who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.  Transferability.

     Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10 hereof.

16.  Use of Funds.

     All payroll deductions received or held by the Company on behalf of a participant under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.  Reports.

     Individual accounts will be maintained for each participant in the Pl an. Individual statements of account will be given to participating Employees semiannually as promptly as practicable following the Termination Date of an Offering period, which statements shall set forth the amounts of payroll deductions, the per share option price, the number of shares purchased and the remaining cash balance, if any, in a participant's account.

18.  Adjustments upon Changes in Capitalization or Control.

     (a)Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which has been authorized for issuance under the Plan but has not yet been placed under option or which has been returned to the Plan upon the cancellation of an option, as well as the option price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to option.

     (b)In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, or in the event of a proposed dissolution or liquidation of the Company, the offering then in progress shall be shortened by setting a new Termination Date (the "New Termination Date"). The New Termination Date shall be before the date of the Company's proposed dissolution, liquidation, sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Termination Date, that the Termination Date for the participant's option has been changed to the New Termination Date and that the participant's option shall be exercised automatically on the New Termination Date, unless prior to such date the participant has withdrawn from the offering as provided in Section 10 hereof.

     (c)No fractional shares of Common Stock shall be issuable on account of any adjustment described herein, and the aggregate number of shares into which shares then covered by an option, when changed as the result of such adjustment, shall be reduced to the largest number of whole shares resulting from such adjustment, unless the Board, in its sole discretion, shall determine to issue scrip certificates in respect to any fractional shares, which scrip certificates, in such event, shall be in a form and have such terms and conditions as the Board in its discretion shall prescribe.

19.  Amendment or Termination.

     The Board of Directors of the Company may at any time terminate or amend the Plan in such respects as the Board may deem advisable. No such Termination will affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant without the prior written consent of such participant, nor may an amendment be made without prior approval of the shareholders of the Company if such amendment would increase the number of shares that may be issued under the Plan.

20.  Term of Plan.

     The Plan shall become effective upon the earlier to occur of its adop tion by the Board or its approval by vote of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan. The Plan shall continue in effect until the Board terminates it pursuant to Sections 19 or 22 of the Plan.

21.  Notices.

     All notices or other communications (i) by a participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof and (ii) by the Company to a participant in connection with the Plan shall be deemed to have been duly given when received by the participant or, if earlier, five days after deposit in the United States mail by certified or registered mail, return receipt requested, first class postage prepaid, addressed to the participant at his or her address as shown on the records of the Company or as such participant may request by written notice to the Company hereunder.

22.  Shareholder Approval.

     Notwithstanding anything to the contrary herein, the continuance of the Plan and the effectiveness of any option granted hereunder shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company present or represented and entitled to vote thereon at a meeting of shareholders duly held in accordance with the laws of the State of Nevada, within 12 months before or after the date the Plan is adopted by the Board. No options granted before such shareholder approval has been obtained shall be exercisable unless such shareholder approval is obtained. If the Plan is not approved by the shareholders of the Company within the above-referenced 12-month period, the Plan and any options granted hereunder shall terminate and all payroll deductions credited to a participant's account shall be promptly returned to him or her.

23.  No Enlargement of Employee Rights.

     The Plan is purely voluntary on the part of the Company, and the cont inuance of the Plan shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for or a condition of the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Company, its parent, Subsidiary or a successor corporation, or to interfere with the right of the Company or any such corporations to discharge or retire any Employee thereof at any time. No Employee shall have any right to or interest in options authorized hereunder prior to the grant of an option to such Employee, and upon such grant he or she shall have only such rights and interests as are expressly provided herein, subject to, however, all applicable provisions of the Company's Articles of Incorporation, as the same may be amended from time to time.

24.  Information to Participants.

     The Company shall provide without charge to each participant in the Plan copies of such annual and periodic reports as are provided by the Company to its shareholders generally.

25.  Governing Law.

     To the extent that Federal laws do not otherwise control, the Plan and all determinations made or actions taken pursuant hereto shall be governed by the laws of the State of Nevada, without regard to the conflicts of laws rules thereof.

26.  Tax Withholding.

     If at any time the Company or any Subsidiary is required, under applicable laws and regulations, to withhold, or to make any deduction of, any taxes or take any other action in connection with any exercise of an option made hereunder or transfer of shares of Common Stock, the Company or such Subsidiary shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld therefrom, and in the case of shares of Common Stock, the participant or his or her estate or beneficiary shall be required to pay the Company or such Subsidiary the amount of taxes required to be withheld or, in lieu thereof, the Company or such Subsidiary shall have the right to retain, or sell without notice, a sufficient number of shares of Common Stock to cover the amount required to be withheld, or to make other arrangements with respect to withholding as it shall deem appropriate.

27.  Securities Law Compliance.

     No shares of Common Stock may be issued upon the exercise of any option under the Plan until all requirements of applicable Federal, state, foreign or other securities laws with respect to the purchase, sale and issuance of shares of Common Stock shall have been satisfied. If any action must be taken because of such requirements, then the purchase, sale and issuance of shares shall be postponed until such action can reasonably be taken. Upon request by the Company, an Employee shall deliver to the Company such information, representations or undertakings as the Company may reasonably request in order to comply with any registration requirements or exemptions therefrom of applicable securities laws. The Company may require any securities so issued to bear a legend, may give its transfer agent instructions, and may take such other steps as in its judgment are reasonably required to prevent any violation of applicable securities laws.

                               Exhibit 5.1


                              July 15, 1997




TCSI Corporation
1080 Marina Village Parkway
Alameda, CA  94501

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about July 18,1997 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 500,000 shares of your Common Stock reserved for issuance under the TCSI Corporation's 1996 Employee
Stock Purchase Plan (the "Shares") (the "Plans"). As legal counsel for TCSI Corporation, we have examined the proceedings taken and are familiar with the proceedings taken or proposed to be taken by you in connection with the sale and issuance of the Shares under the Plan.

     It is our opinion that, when issued and sold in the manner referred to in the Plan and pursuant to the respective agreement which accompanies each grant pursuant to the Plan, the Shares will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments to it.

                            Very truly yours,


                             WILSON SONSINI GOODRICH & ROSATI
                             Professional Corporation

                               Exhibit 23.2



            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the TCSI Corporation Employee Stock Purchase Plan and in the related Prospectus, of our report dated January 23, 1997, with respect to the consolidated financial statements and financial statement schedule of TCSI Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                            ERNST & YOUNG LLP


San Francisco, California
July 15, 1997